Exhibit 1
JOINT FILING AGREEMENT

 The undersigned hereby agree that the Statement on Schedule 13D, dated May 17, 2019, with respect to the ordinary shares of NextCure, Inc. is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. Each of the undersigned agrees to be responsible for the timely filing of this Statement, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 20th day of May 2019.

ORBIMED ADVISORS LLC

By:	/s/ Jonathan Silverstein
Name: Jonathan Silverstein
Title: Member of OrbiMed Advisors LLC

ORBIMED CAPITAL GP VI LLC

By:	ORBIMED ADVISORS LLC, its managing member

Member of OrbiMed Advisors LLC

By:	/s/ Jonathan Silverstein
Jonathan Silverstein
Title: Member of OrbiMed Advisors LLC